Bone Biologics adds Osteoporosis and Trauma Indications to its Portfolio

BURLINGTON, MA., August 23, 2017 — Bone Biologics Corp (OTC: BBLG), a developer of orthobiologic products for domestic and international spine fusion markets, today has announced that it has expanded its Field of Use definition of the license agreement with the UCLA Technology Development Group on behalf of UC Regents for NELL-1. Additionally, Bone Biologics has entered into an exclusive license agreement with the UCLA Technology Development Group on behalf of UC Regents for the worldwide application of the NELL-1 protein for both osteoporosis and trauma through a technology transfer.

“Following the completion of several key milestones, Bone Biologics is pleased to include two additional indications to its portfolio”, said Stephen LaNeve, CEO and President of Bone Biologics. “In addition to the company’s work in spine fusion, this exclusive license agreement for trauma and osteoporosis, further supports the possibility of NELL-1 becoming a proprietary platform technology.”

Most current osteoporosis therapies are designed to slow bone loss and prevent it from worsening but research involving NELL-1 is being examined to systemically restore bone and prevent further loss.

About Bone Biologics

Bone Biologics (OTC: BBLG) was founded to pursue regenerative medicine for bone.

Bone Biologics Corporation is undertaking groundbreaking work and building on unprecedented research on the Nell-1 molecule that has produced a significant number of studies and publications in peer reviewed scientific literature.

Bone Biologics is currently focusing its development efforts for its bone graft substitute product on bone regeneration in spinal fusion. Nell-1 is a recombinant human protein growth factor that is essential for normal bone development.

For more information, please visit the company’s website at www.bonebiologics.com.

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